UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2008

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California		90024
(Address of principal executive offices)		(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On July 24, 2008, Occidental Petroleum Corporation released information regarding its results of operations for the three and six months ended June 30, 2008. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. The full text of the speeches given by Dr. Ray R. Irani and Stephen I. Chazen is attached to this report as Exhibit 99.2. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3. Earnings Conference Call Slides are attached to this report as Exhibit 99.4. Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.

Section 8 – Other Events

Item 8.01.  Other Events

On July 24, 2008, Occidental Petroleum Corporation announced net income of $2.297 billion ($2.78 per diluted share) for the second quarter of 2008, compared with $1.412 billion ($1.68 per diluted share) for the second quarter of 2007.

Core results for the second quarter of 2008 were $2.300 billion ($2.79 per diluted share), compared with $943 million ($1.12 per diluted share) for the second quarter of 2007.  See the attached schedule for a reconciliation of net income to core results.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $3.806 billion for the second quarter of 2008, compared with $1.658 billion for the same period in 2007.  The $2.1 billion increase in the second quarter 2008 segment earnings reflected $2.2 billion of increases from record crude oil and higher natural gas prices, higher oil and gas production and lower exploration expense, partially offset by increased DD&A rates and higher operating expenses.

For the second quarter of 2008, daily oil and gas production averaged 588,000 barrels of oil equivalent (BOE), compared with 558,000 BOE per day produced in the second quarter of 2007.  The bulk of the production increase was the result of 46,000 BOE per day from the Dolphin project, which began production in the third quarter of 2007, and 11,000 BOE per day from recently acquired domestic assets, partially offset by lower production from Argentina as a result of a strike in May and by 19,000 BOE per day lower production caused by higher oil prices affecting our production sharing contracts.  Argentina production was impacted by 15,000 BOE per day from the strike which lasted approximately five weeks and also halted all drilling programs.  Production is now back at approximately pre-strike levels.

Oxy’s realized price for worldwide crude oil was $110.12 per barrel for the second quarter of 2008, compared with $59.11 per barrel for the second quarter of 2007.  Domestic realized gas prices increased from $7.07 per MCF in the second quarter of 2007 to $9.99 per MCF for the second quarter of 2008.

Chemicals

Chemical segment earnings for the second quarter of 2008 were $144 million, compared with $158 million for the same period in 2007.  The second quarter of 2008 results reflect lower volumes and margins for chlorine and polyvinyl chloride, partially offset by higher margins for caustic soda.

Midstream, Marketing and Other

Midstream segment earnings were $161 million for the second quarter of 2008, compared with $25 million for the second quarter of 2007.  The second quarter of 2008 reflects higher pipeline income from Dolphin, which came on line in the second half of 2007, and higher margins in gas processing and marketing.  Positive mark to market adjustments also contributed to pipeline and storage earnings during the second quarter of 2008.

SIX MONTHS RESULTS

Net income for the six months of 2008 was $4.143 billion ($5.01 per diluted share), compared with $2.624 billion ($3.11 per diluted share) for the six months of 2007.

Core results were $4.119 billion ($4.98 per diluted share) for the six months of 2008, compared with $1.731 billion ($2.05 per diluted share) for the six months of 2007.  See the attached schedule for a reconciliation of net income to core results.

Oil and Gas

Oil and gas segment earnings were $6.694 billion for the six months of 2008, compared with $3.541 billion for the same period of 2007.  Oil and gas core results were $2.994 billion for the six months of 2007 after excluding a gain from the sale of Occidental’s Russian joint venture interests of $412 million, a $23 million gain from the sale of other oil and gas interests and $112 million income from the resolution of certain legal disputes.  The $3.7 billion increase in the 2008 core results from $2.994 billion in 2007 reflected $3.8 billion from higher crude oil and natural gas prices, increased oil and gas production and lower exploration expense, partially offset by higher operating expenses and increased DD&A rates.

Daily oil and gas production for the first six months was 598,000 BOE per day for 2008, compared with 559,000 BOE per day for the same 2007 period.  The nearly 7-percent increase was largely the result of 50,000 BOE per day from the Dolphin project and 7,000 BOE from recently acquired domestic assets, partially offset by 14,000 BOE per day from production sharing contracts, where volumes decrease with higher oil prices, and 7,000 BOE per day decrease in Argentina due to the strike.

Oxy’s realized price for worldwide crude oil was $98.16 per barrel for the six months of 2008, compared with $55.34 per barrel for the six months of 2007.  Domestic realized gas prices increased from $6.74 per MCF in the six months of 2007 to $9.09 per MCF in the six months of 2008.

Chemicals

Chemical segment earnings were $323 million for the six months of 2008, compared with $295 million for the six months of 2007.  The six months 2008 results reflect higher margins for caustic soda, partially offset by lower margins for polyvinyl chloride.

Midstream, Marketing and Other

Midstream segment earnings were $284 million for the six months of 2008, compared with $143 million for the same period in 2007.  The improvement in 2008 reflected higher pipeline income from the Dolphin Pipeline and higher margins in gas processing and power generation.

Forward-Looking Statements

Statements in this release that contain words such as “will,” “expect” or “estimate,” or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results.  Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; operational interruptions; changes in tax rates and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this release.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

(Millions, except	Second Quarter		Six Months
per-share amounts)	2008	2007	2008	2007
SEGMENT NET SALES
Oil and Gas	$5,501	$3,061	$10,019	$5,781
Chemical	1,386	1,229	2,653	2,289
Midstream, Marketing and Other	418	280	823	638
Eliminations	(189)	(159)	(359)	(282)
Net sales	$7,116	$4,411	$13,136	$8,426
SEGMENT EARNINGS
Oil and Gas (a)	$3,806	$1,658	$6,694	$3,541
Chemical	144	158	323	295
Midstream, Marketing and Other	161	25	284	143
	4,111	1,841	7,301	3,979
Unallocated Corporate Items
Interest expense, net (b)	(7)	6	(7)	(175)
Income taxes	(1,671)	(904)	(2,965)	(1,588)
Other (c)	(133)	202	(210)	98

Income from Continuing Operations	2,300	1,145	4,119	2,314
Discontinued operations, net (d)	(3)	267	24	310

NET INCOME	$2,297	$1,412	$4,143	$2,624

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$2.80	$1.36	$5.01	$2.76
Discontinued operations, net (d)	--	0.32	0.03	0.37
	$2.80	$1.68	$5.04	$3.13

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$2.78	$1.36	$4.98	$2.74
Discontinued operations, net (d)	--	0.32	0.03	0.37
	$2.78	$1.68	$5.01	$3.11

AVERAGE COMMON SHARES OUTSTANDING
BASIC	821.3	837.7	822.5	839.3
DILUTED	825.5	841.8	826.9	843.2

See footnotes on following page.

(a) Oil and Gas –  The second quarter of 2007 includes a pre-tax gain from the sale of oil and gas interests.  The six months of 2007 also includes after-tax gains of $412 million from the sale of Occidental’s Russian joint venture interests and $112 million resulting from the resolution of certain legal disputes.

(b) Interest Expense, net –The first six months of 2007 includes $167 million of pre-tax interest charges for the purchase of various debt issues in the open market.

(c) Unallocated Corporate Items - Other – The second quarter of 2007 includes a $284 million pre-tax gain from the sale of Lyondell shares.  The first six months of 2007 also includes a $47 million pre-tax charge for a plant closure and related environmental remediation reserve.

(d) Discontinued Operations, net – In the first half of 2008, Occidental received payment from Ecuador for tax refunds.  In 2007, Occidental completed an exchange of oil and gas interests in Horn Mountain with BP p.l.c. (BP) for oil and gas interests in the Permian Basin and a gas processing plant in Texas.  Occidental also sold its oil and gas interests in Pakistan to BP.

 SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Second Quarter		Six Months
($ millions)	2008	2007	2008	2007
CAPITAL EXPENDITURES	$1,116	$850	$1,984	$1,630

DEPRECIATION, DEPLETION AND AMORTIZATION OF ASSETS	$621	$564	$1,274	$1,138

SUMMARY OF OPERATING STATISTICS

	Second Quarter		Six Months
	2008	2007	2008	2007
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil and Liquids (MBBL)
California	84	93	86	89
Permian	169	163	170	164
Midcontinent and Rockies	5	3	4	4
Total	258	259	260	257
Natural Gas (MMCF)
California	238	268	241	250
Permian	190	187	184	192
Midcontinent and Rockies	174	154	166	152
Total	602	609	591	594
Latin America
Crude Oil (MBBL)
Argentina	22	34	29	33
Colombia	43	44	43	43
Total	65	78	72	76
Natural Gas (MMCF)
Argentina	14	28	18	25
Bolivia	21	18	21	16
Total	35	46	39	41
Middle East/North Africa
Crude Oil and Liquids (MBBL)
Oman	21	19	20	21
Dolphin	19	--	20	--
Qatar	45	47	46	46
Yemen	20	25	23	28
Libya	27	19	23	23
Total	132	110	132	118
Natural Gas (MMCF)
Oman	25	32	23	29
Dolphin	163	--	182	--
Total	188	32	205	29
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	593	561	603	562
Colombia-minority interest	(7)	(6)	(7)	(6)
Yemen-Occidental net interest	2	3	2	3
Total Worldwide Production-MBOE	588	558	598	559

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount.  Therefore, management uses a measure called “core results,” which excludes those items.  This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods.  Reported earnings are considered representative of management’s performance over the long term.  Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

	Second Quarter
($ millions, except		Diluted		Diluted
per-share amounts)	2008	EPS	2007	EPS
TOTAL REPORTED EARNINGS	$2,297	$2.78	$1,412	$1.68
Oil and Gas
Segment Earnings	$3,806		$1,658
Less:
Gain on sale of oil & gas interests	--		23
Legal settlements**	--		3
Segment Core Results	3,806		1,632
Chemicals
Segment Earnings	144		158
Less:
No significant items affecting earnings	--		--
Segment Core Results	144		158

Midstream, marketing and other
Segment Earnings	161		25
Less:
No significant items affecting earnings	--		--
Segment Core Results	161		25
Total Segment Core Results	4,111		1,815
Corporate
Corporate Results -- Non Segment*	(1,814)		(429)
Less:
Debt purchase expense	--		5
Gain on sale of Lyondell shares	--		284
Tax effect of pre-tax adjustments	--		(113)
Discontinued operations, net**	(3)		267
Corporate Core Results -- Non Segment	(1,811)		(872)
TOTAL CORE RESULTS	$2,300	$2.79	$943	$1.12

*Interest expense, income taxes, G&A expense and other, and non-core items.

**Amounts shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Six Months
($ millions, except		Diluted		Diluted
per-share amounts)	2008	EPS	2007	EPS
TOTAL REPORTED EARNINGS	$4,143	$5.01	$2,624	$3.11
Oil and Gas
Segment Earnings	$6,694		$3,541
Less:
Gain on sale of oil & gas interests	--		23
Russia joint venture**	--		412
Legal settlements**	--		112
Segment Core Results	6,694		2,994
Chemicals
Segment Earnings	323		295
Less:
No significant items affecting earnings	--		--
Segment Core Results	323		295
Midstream, marketing and other
Segment Earnings	284		143
Less:
No significant items affecting earnings	--		--
Segment Core Results	284		143
Total Segment Core Results	7,301		3,432
Corporate
Corporate Results -- Non Segment*	(3,158)		(1,355)
Less:
Debt purchase expense	--		(167)
Facility closure	--		(47)
Gain on sale of Lyondell shares	--		284
Tax effect of pre-tax adjustments	--		(34)
Discontinued operations, net**	24		310
Corporate Core Results -- Non Segment	(3,182)		(1,701)
TOTAL CORE RESULTS	$4,119	$4.98	$1,731	$2.05

*Interest expense, income taxes, G&A expense and other, and non-core  items.

**Amounts shown after tax.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1 Press release dated July 24, 2008.

99.2 Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3 Investor Relations Supplemental Schedules.

99.4 Earnings Conference Call Slides.

99.5 Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: July 24, 2008	/s/ JIM A. LEONARD
Jim A. Leonard, Vice President and Controller (Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

99.1	Press release dated July 24, 2008.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.